 Exhibit 10.4

DIGEST No. 785/2014

Rli.

O.T.211290

ASSIGNMENT OF CONTENTIOUS RIGHTS AND CREDIT

SOCIEDAD LEGAL MINERA LITIO 1 DE LA SIERRA HOYADA DE MARICUNGA AND OTHERS

AND

INVERSIONES TIERRAS RARAS SPA

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In Santiago, Republic of Chile, on January 27, 2014, there appears before me, JOSE MANUEL FERRER LEON, attorney, Notary Public surrogating for Ms. Antonieta Mendoza Escalas, Holder of the Sixteenth Notary Public’s Office and Mining Registrar of Santiago, legally established at San Sebastián 2750, municipality of Las Condes: on one hand, Mr. LUIS FRANCISCO SAENZ ROCHA, Bolivian, married, economist, Passport No: 2.233.208, issued by the Republic of Bolivia, and Mr. PATRICIO ANTONIO CAMPOS POBLETE, Chilean, married, civil mining engineer, National Identification Card No: 5.408.285-1, both acting jointly on behalf of MINERA LI ENERGY S.P.A., doing business as stated in the company name, Tax Identification No: 76.102.972-K, in its capacity as managing partner and on behalf of SOCIEDAD LEGAL MINERA LITIO UNO DE LA SIERRA HOYADA DE MARICUNGA, doing business as stated in the company name, Tax Identification No: 76.161.655-2; of SOCIEDAD LEGAL MINERA LITIO DOS DE LA SIERRA HOYADA DE MARICUNGA, doing business as stated in the company name, Tax Identification No: 76.161.669-2; of SOCIEDAD LEGAL MINERA LITIO TRES DE LA SIERRA HOYADA DE MARICUNGA, doing business as stated in the company name, Tax Identification No: 76.161.675-7; of SOCIEDAD LEGAL MINERA LITIO CUATRO DE LA SIERRA HOYADA DE MARICUNGA, doing business as stated in the company name, Tax Identification No: 76.161.676-5; of SOCIEDAD LEGAL MINERA LITIO CINCO DE LA SIERRA HOYADA DE MARICUNGA, doing business as stated in the company name, Tax Identification No: 76.161.677-3; and of SOCIEDAD LEGAL MINERA LITIO SEIS DE LA SIERRA HOYADA DE MARICUNGA, doing business as stated in the company name, Tax Identification No: 76.161.679-K, all legally established to this effect in this city, at Marchant Pereira 150, office 803, Municipality of Providencia, Metropolitan Region, (hereinafter the “Companies“ or “Assignors”); and on the other, Mr. FRANCISCO JAVIER BARTUCEVIC SÁNCHEZ, Chilean, married, attorney, National Identification Card No: 10.567.206-3, on behalf of INVERSIONES TIERRAS RARAS SPA, doing business in investments, Tax Identification No: 76.348.979-5, both legally established at Rosario Norte 100, office 403, Las Condes, Metropolitan Region, (hereinafter the “assignee”, and in conjunction, the “Parties”); the appearing parties, of legal age and free to dispose of their assets, with whom I am acquainted through the referenced identification cards, hereby enter into a transaction contract for the purpose of and as set forth in the terms hereunder: ONE: Background. One) In Respect of the Companies. The Companies are legal mining companies subject to articles one hundred and seventy-three et seq. of the Mining Code. They were established by the so-called “Proyecto de Maricunga” project, located in the north-eastern section of the Maricunga Salt Flats in the Region of Atacama. The properties extend in the aggregate over a surface area of approximately 1,438 hectares. Each of the Companies has the following shareholders, each holding the following number of shares: (i) Minera Li Energy S.p.A., sixty shares (60); (ii) María Ana Parot Donoso, fourteen shares (14); (iii) Tomás Eduardo Serrano Parot, ten shares (10); (iv) Rosario Serrano Parot, four shares (4); (v) Valeria Serrano Parot, four shares (4); (vi) Ernesto De Val Gutiérrez, four shares (4); and, (vii) Jorge Osvaldo Fuenzalida Barraza, four shares (4). Two) Non-fulfillment by the Minority Shareholders. On October 6, 2011, the absolute majority of the shares present at the shareholders’ meeting agreed unanimously, inter alia, to establish a quota to cover the conservation and exploration costs of the mining concession of each of the Companies. Each of the agreements reached at the meeting were formalized in a public instrument. To date none of the Minority Shareholders have paid their quota to cover the conservation and exploration costs of the properties. Consequently, the Minority Shareholders are non-fulfilling partners in respect of the Companies. Three) Non-fulfillment Lawsuits. In accordance with articles one hundred and ninety-six et seq. of the Mining Code, Minera Li Energy S.p.A., in its capacity as managing partner of each of the Companies, filed thirty-six (36) executive complaints in mining non-fulfillment lawsuits against each and every one of the Minority Shareholders in order to obtain full payment of their respective quotas to cover the corporate expenses. In total, these are 36 non-fulfillment lawsuits that in the aggregate seek to obtain payment of a debt equivalent to two million three hundred and five thousand five hundred and fifty-eight dollars ($2,305,558) of the United States of America (hereinafter, jointly and indistinctly, the “Non-fulfillment Lawsuits”) and that are specifically directed against minority partner Mr. Ernesto De Val Gutiérrez in the sum of two hundred and thirty thousand five hundred and fifty-five dollars of the United States of America ($230,555), as follows:

a) Non-fulfillment Lawsuits Filed before the First Court of First Instance of Copiapó: i) Case No. 726-2012, entitled “Sociedad Legal Minera Litio Tres de la Sierra Hoyada de Maricunga against De Val Gutiérrez, Ernesto”, the sum of which, according to writ of execution and attachment dated April 19, 2012, amounts to forty-two thousand and eighty-two dollars of the United States of America ($42,082), plus interest and legal costs; b) Non-fulfillment Lawsuits Filed before the Second Court of First Instance of Copiapó: i) Case No. 907-2012, entitled “Sociedad Legal Minera Litio Dos de la Sierra Hoyada de Maricunga against De Val Gutiérrez, Ernesto”, the sum of which, according to writ of execution and attachment dated April 18, 2012, rectified by resolution dated June 8, 2012, amounts to twenty-five thousand six hundred and sixty-nine dollars of the United States of America ($25,669), plus interest and legal costs. Final, non-appealable and enforceable judgment has been handed down in this case; ii) Case No. 911-2012, entitled “Sociedad Legal Minera Litio Cinco de la Sierra Hoyada de Maricunga against De Val Gutiérrez, Ernesto”, the sum of which, according to writ of execution and attachment dated April 18, 2012, rectified via resolution dated the June 15, 2012, amounts to forty-three thousand six hundred and eighty-nine dollars of the United States of America ($43,689), plus interest and legal costs. Final, non-appealable and enforceable judgment has been handed down in this case; c) Non-fulfillment Lawsuits Filed before the Third Court of First Instance of Copiapó: i) Case No. 748-2012, entitled “Sociedad Legal Minera Litio Uno de la Sierra Hoyada de Maricunga against De Val Gutiérrez, Ernesto”, the sum of which, according to writ of execution and attachment dated the July 3, 2012, amounts to twenty-four thousand one hundred and seventy-six dollars of the United States of America ($24,176), plus interest and legal costs. ii) Case No. 752-2012, entitled “Sociedad Legal Minera Litio Cuatro de la Sierra Hoyada de Maricunga against De Val Gutiérrez, Ernesto”, the sum of which, according to writ of execution and attachment dated July 4, 2012, amounts to sixty-three thousand three hundred dollars of the United States of America ($63,300), plus interest and legal costs. d) Non-fulfillment Lawsuits Filed before the Fourth Court of First Instance of Copiapó: i) Case No. 770-2012, entitled “Sociedad Legal Minera Litio Seis de la Sierra Hoyada de Maricunga against De Val Gutiérrez, Ernesto”, the sum of which, according to writ of execution and attachment dated April 23, 2012, amounts to thirty-eight million nine hundred and fifty-six thousand eight hundred and ninety-one pesos, equivalent to eighty thousand and eighty-nine dollars of the United States of America ($80,089), plus interest and legal costs.; Four) Attachment of the shares belonging to Minority Shareholder Ernesto De Val in the Companies. In accordance with article one hundred and ninety-eight of the Mining Code, the Companies requested the attachment of the shares of Minority Shareholder Ernesto De Val in order to tender them at public auction in the event that the minority shareholders fail to pay their corporate quotas. Consequently, together with the complaints filed at the Non-fulfillment Lawsuits, each and every one of the Minority Shareholder’s shares were attached and recorded (hereinafter the “Attachments”). The Attachments are as follows: a) Sociedad Legal Minera Litio Uno: Ernesto de Val Gutierrez. Attachment of four shares, recorded on page four hundred and sixty-three number one hundred and ninety-three of the levies and prohibitions registry of the Mining Registrar’s Office of Santiago of 2012 of. b) Sociedad Legal Minera Litio Dos: Ernesto de Val Gutierrez. Attachment of four shares, recorded on page four hundred and sixty-two number one hundred and ninety-one of the levies and prohibitions registry of the Mining Registrar’s Office of Santiago of 2012. c) Sociedad Legal Minera Litio Tres: Ernesto de Val Gutierrez. Attachment of four shares, recorded on the back of page four hundred and sixty-one number one hundred and ninety of the levies and prohibitions registry of the Mining Registrar’s Office of Santiago of 2012. d) Sociedad Legal Minera Litio Cuatro: Ernesto De Val Gutiérrez. Attachment of four shares, recorded on the back of page four hundred and sixty-two number one hundred and ninety-two of the levies and prohibitions registry of the Mining Registrar’s Office of Santiago of 2012. e) Sociedad Legal Minera Litio Cinco: Ernesto de Val Gutierrez. Attachment of four shares, recorded on the back of page four hundred and sixty-three number one hundred and ninety-four of the levies and prohibitions registry of the Mining Registrar’s Office of Santiago of 2012. f) Sociedad Legal Minera Litio Seis: Ernesto De Val Gutiérrez. Attachment of four shares, recorded on page four hundred and sixty-one number one hundred and eighty-nine of the levies and prohibitions registry of the Mining Registrar’s Office of Santiago of 2012. TWO: By this instrument, the duly represented Companies or assignors sell, assign and transfer the contentious rights and credits particularized in clause one above to INVERSIONES TIERRAS RARAS SpA or the assignee, which purchases, accepts and acquires them purely and simply for itself, and consequently the assignee becomes subrogated to the legal position that the assignors enjoyed, and occupies the capacity of plaintiff in the assigned lawsuits and creditor of the assigned credits with regard to the person obliged to pay them, Mr. Ernesto De Val Gutiérrez. The assignment of the contentious rights and credits comprises their real guarantees consisting in attachments, as provided in article one thousand nine hundred and six of the Civil Code. This sale, assignment and transfer is subject to the condition precedent that the thirty-six shares of each of the above-mentioned six legal mining companies corresponding jointly to minority shareholders María Ana Parot Donoso; Tomás Eduardo Serrano Parot; Rosario Serrano Parot; Valeria Serrano Parot and Jorge Osvaldo Fuenzalida Barraza, have been registered in the name of the company Tierras Raras SpA, at the Shareholders’ Registry of the relevant Mining Registrar’s Office. THREE: The price to be paid for the acquisition of the contentious rights and credits subject to this contract is the sole and full sum of four hundred thousand dollars of the United States of North America ($400,000), which will be paid according to notarial instructions delivered by the parties to the authorizing Notary Public and are understood to be part of this contract. FOUR: It is hereby placed on record that in this act the assignors make material delivery to the assignee of the titles of the credits, which correspond to all documents representing the credit that is hereby assigned, with the transfer duly noted, in accordance with the provisions of article one thousand nine hundred and one et seq. of the Civil Code. FIVE: The assignment comprises the respective rights, privileges, sureties and any other real or personal security, as applicable, inherent to the assigned credits, and in general all actions and rights arising or that could arise directly or indirectly from the referenced credits, all in accordance with the provisions of articles one thousand nine hundred and six et seq., and one thousand six hundred and eleven et seq. of the Civil Code. SIX: The appearing parties authorize Mr. Francisco Bartucevic Sánchez to notify this assignment of credits to the debtor Ernesto De Val Gutierrez, and to note the assignment of the contentious rights contained in this instrument in the writs of the non-fulfillment lawsuits filed against him indicated in clause one above. SEVEN: Any difficulty or dispute arising between the contracting parties with regard to the application, interpretation, duration, validity or performance of this contract shall be submitted to arbitration, in accordance with the Procedural Arbitration Rules of the Arbitration and Mediation Center of Santiago in force at the time of requesting such arbitration. The parties confer irrevocable special power of attorney to the Cámara de Comercio de Santiago A.G. (Santiago Chamber of Commerce), so that, at the written request of any of the parties, it may designate a mixed arbitrator from among the members of the arbitration corps of the Arbitration and Mediation Center of Santiago. The Parties reserve the right to reject or disqualify up to three arbitrators named by the Cámara de Comercio de Santiago A.G., with no expression of cause. There shall be no remedy against the arbitrator's resolutions, and the Parties expressly waive such remedies. The arbitrator is especially empowered to resolve any matter relating to his/her competence and/or jurisdiction. EIGHT: All expenses, taxes and duties generated as a result of issuing this instrument and its registration or record at the respective registrar’s office will be chargeable to the assignee. The legal capacity of Patricio Antonio Campos Poblete, and Mr. Luis Saenz Rocha to represent Minera Li Energy SpA is evidenced by public deed issued in Santiago before Notary Public Ms. María Loreto Zaldívar Grassa, Surrogate for Patricio Zaldívar Mackenna dated February 2, 2012. The legal capacity of Mr. Francisco Bartucevic Sánchez to represent Inversiones Tierras Raras SpA is evidenced by public deed issued in Santiago before Notary Public Mr. Eduardo Avello Concha on September 6, 2012. Such deeds are not inserted because they are known to the parties. Draft drawn up by attorney Mr. Francisco Bartucevic. In witness whereof and the appearing parties having read this instrument, they sign. Copy is provided. I testify hereto.-

PATRICIO ANTONIO CAMPOS POBLETE LUIS FRANCISCO SAENZ ROCHA

on behalf of MINERA LI ENERGY SPA in its capacity as manager and representative of SOCIEDAD LEGAL MINERA LITIO UNO DE LA SIERRA HOYADA DE MARICUNGA and Others

FRANCISCO JAVIER BARTUCEVIC SANCHEZ

on behalf of INVERSIONES TIERRAS RARAS SPA

File F.Bartucevic: Assignment of Rights and Credit: SLM: Litio 1 and Others to Tierras Raras

NOTARIA Y CONSERVADOR DE MINAS DE SANTIAGO

SAN SEBASTIAN 2750. PISOS 1 Y 2 * LAS CONDES * SANTIAGO * CHILE * TELÉFONO: 335 55 11 * FAX : 335 66 11

E MAIL notaria@notariamendoza.cl -- www.notariamendoza.cl

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